Exhibit 107.1

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Dianthus Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, $0.001 par value per share	Rule 457(a)(2)	1,555,767(3)	$22.76	$35,409,256.92	$153.10 per $1,000,000	$5,421.16
Equity	Common stock, $0.001 par value per share	Rule 457(a)(4)	62,500(5)	$19.34	$1,208,750.00	$153.10 per $1,000,000	$185.06
Total Offering Amounts					$36,618,006.92		$5,606.22
Total Fee Offsets							—
Net Fee Due							$5,606.22

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) shall also cover any additional shares of common stock, par value $0.001 per share (the “Common Stock”) of Dianthus Therapeutics, Inc. (the “Registrant”) that become issuable under the Second Amended and Restated Dianthus Therapeutics, Inc. Stock Option and Incentive Plan (the “Incentive Plan”), and the Dianthus Therapeutics, Inc. 2019 Employee Stock Purchase Plan, as amended (the “ESPP”) to prevent dilution in the event of stock splits, stock dividends or similar transactions.
(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act, and based on the average of the high and low sale prices of the Common Stock, as quoted on The Nasdaq Capital Market, on March 6, 2025.
(3)
Represents additional shares of Common Stock issuable under the Incentive Plan as a result of the automatic increase in shares reserved under the Incentive Plan on January 1, 2025 pursuant to the terms of the Incentive Plan.
(4)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act, and based on a 15% discount from the average of the high and low sale prices of the Common Stock, as quoted on The Nasdaq Capital Market, on March 6, 2025, such discount representing the discount offered pursuant to the ESPP.
(5)
Represents additional shares of Common Stock issuable under the ESPP as a result of the automatic increase in shares reserved under the ESPP on January 1, 2025 pursuant to the terms of the ESPP.